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Exhibit 10.12

STATE OF SOUTH CAROLINA	)
)
COUNTY OF SPARTANBURG	)

AGREEMENT TO SELL, PURCHASE AND LEASE

        THIS AGREEMENT made this 24th day of September, 2007 between First National Holdings II, LLC, having an office c/o Donald B. Wildman, 220 North Church Street, Spartanburg, SC 29306 (hereinafter referred to as "Purchaser"), and First National Bank of of the South, having an office at 215 North Pine Street, Spartanburg, SC 29304 (hereinafter referred to as "Seller").

        For and in consideration of $10.00, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell to Purchaser, and Purchaser agrees to purchaser from Seller the Premises (as hereinafter defined) subject to the terms and conditions set forth in this Agreement.

1.  Definitions

        For the purpose of this Agreement, the terms set forth below shall be defined as follows:

          (a)   Land.    All of that certain plot or parcel of land described in Exhibit A annexed hereto and made a part hereof.

          (b)   Net Lease.    That certain agreement of lease entered into between Purchaser, as landlord, and Seller, as tenant, concurrently with the closing of title hereunder, which lease shall be in the form of Exhibit B annexed hereto.

          (c)   Tenant.    The Seller.

          (d)   Closing Date.    The date on which title to the Premises is delivered to Purchaser pursuant to this Agreement, which date shall be a date no later than (i) in the event all of the Construction Completion Certificates, as defined in and in accordance with Paragraph 4(j) hereof, shall have been theretofore issued, a date selected by Purchaser on at least three (3) days prior notice to Seller, which date shall not be later than ninety (90) days following the date hereof (the Final Scheduled Closing Date), or (ii) in the event any of the Construction Completion Certificates shall not have been so issued on or before the Final Scheduled Closing Date, a date selected by Purchaser on at least three (3) days prior notice to Seller, which date shall not be later than thirty (30) days following the date on which all of the Construction Completion Certificates shall have been so issued, time being of the essence for the performance of Seller's obligations hereunder. Notwithstanding anything to the contrary contained herein, Purchaser shall, subject only to the provisions of Paragraph 2(d) hereof, have the right in its sole discretion to terminate this Agreement in the event all of the Construction Completion Certificates shall not have been issued or waived in accordance with Paragraph 4(j) hereof by the Final Scheduled Closing Date.

          (e)   Improvements.    The structures, buildings, and improvements now existing or to be constructed on the Premises.

          (f)    Governmental Authorities.    Any board, bureau, commission, department, or body of any municipal, county, state, or federal governmental or quasi-governmental unit, or any subdivision thereof, having, asserting, or acquiring jurisdiction over the Premises or the management, operation, use, or improvement thereof.

          (g)   Premises.    The Land, the Improvements, the Personal Property, and the Appurtenances.

          (h)   Personal Property.    The fixtures and equipment, and other tangible personal property listed in the attached Schedule to Exhibit E which are now and will be on the Closing Date or upon the issuance of all the Construction Completion Certificates (i) located on the Premises and used in connection with the operation thereof, including, those items of Personal Property described in Schedule to Exhibit E or (ii) attached to or appurtenant to the Premises or used in connection with the operation of the Premises and purchased for the Premises pursuant to the Construction Contract(s) by and between the Seller and Miller Construction, Inc., originally dated April, 25 2007 and Roebuck Buildings Co, Inc. dated September 7, 2006 as amended from the date hereof and the Closing Date, but excluding all furnishings, office equipment, trade fixtures and other tangible personal property used by Seller for the operation of its business on the Premises, including, without limitation, all vaults, telecommunication and data processing equipment on the Premises.

          (i)    Appurtenances.    All right, title, and interest of Seller in and to strips, gores, easements, rights of way, privileges, appurtenances, and rights to the same belonging to and inuring to the benefit of the Premises; and all right, title, and interest, if any, of Seller in and to (A) any land lying in the bed of any street, road, or avenue opened or proposed in front of or adjoining the Premises, and (B) any award or payment made, or to be made, (x) for any taking in condemnation, eminent domain, or agreement in lieu thereof of land adjoining all or any part of the Premises, (y) for damage to the Premises or any part thereof by reason of change of grade or closing of any such street, road, highway, or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Premises.

          (j)    Title Company.    Stewart Title Guaranty Company.

2.  Purchase Price

        The purchase price (the Purchase Price) for the Premises shall be Three Million Six Hundred Thousand and No/100 ($3,600,000.00) Dollars, payable as follows:

          (a)   Ten and No/100 ($10.00) Dollars on the signing of this Agreement, to be paid by the delivery of a check drawn on a recognized financial institution (the "Deposit"), receipt of which Deposit is hereby acknowledged. The Deposit shall be held in escrow as hereinafter provided.

          (b)   The balance of the Purchase Price, Three Million Five Hundred Ninety Nine Thousand Nine Hundred Ninety and no/100 ($3,599,990.00) Dollars shall be paid by cash, certified, cashier's, or bank check, or by wire transfer of immediately available federal funds (which funds shall be deemed available upon notice to Seller of a federal wire number therefor) through escrow payable to the order of Seller on the execution, acknowledgement, and delivery of the Deed and Net Lease to Purchaser on the Closing Date.

          (c)   Notwithstanding anything to the contrary, if, on the Closing Date, all of the Construction Completion Certificates, as hereinafter defined, have not been issued in accordance with the terms of this Agreement, then, on the Closing Date, Purchaser shall therefor not have the right to terminate this Agreement provided that Seller agrees to complete all remaining construction of the Premises in accordance with that certain Agreement between First National Bank of the South as Owner and Miller Construction, Inc. as Contractor dated April 25, 2007 and Roebuck Buildings Co., Inc., dated September 7, 2006 (collectively the "Construction Contract") and all other matters necessary and sufficient to, and which will, cause the issuance of all of the Construction Completion Certificates in accordance with the terms of this Agreement and the Lease.

3.  Matters to Which the Sale is Subject

        The title to the Premises shall be subject only to the following (the "Permitted Encumbrances"):

          (a)   Real estate taxes, personal property taxes, and water and sewer charges, provided same are not yet due and payable.

          (b)   Those restrictions, covenants, agreements, easements, matters, and things affecting title to the Premises and more particularly described in Exhibit C annexed hereto and by this reference made a part hereof.

          (c)   Building, building line, use or occupancy restrictions; state of facts shown on surveys set forth and enumerated in Exhibit D annexed hereto and by this reference made a part hereof, and any additional state of facts which a current survey delivered in accordance with Paragraph 12(b) hereof the Premises discloses, provided same do not render title to the Premises unmarketable, and; rights, if any, of record in favor of any utility company to maintain and operate lines, cables, poles, distribution boxes and the like in, under, over, and upon the Premises, to the extent that such restrictions, facts, or rights:

              (i)  are not now violated;

             (ii)  do not and/or will not adversely affect the use of the Premises for the purposes set forth in, or constitute a violation under, the Net Lease;

            (iii)  are not and/or will not be violated by the Improvements;

            (iv)  do not grant to third parties any right to require the removal, alteration, or relocation of any of the structures, improvements, and/or appurtenances comprising the Premises;

             (v)  do not permit any third party to acquire an interest in or lien on the Premises; and

            (vi)  do not require the performance of any act for the benefit of another party which, if not performed, would result in any liability, expense, or damage; and provided further that the title insurance company selected by Purchaser insuring Purchaser's title to the Premises (the "Title Company") shall affirmatively insure Purchaser as to items (i) through (vi) above.

          (d)   Zoning and building laws and ordinances of any Governmental Authority.

4.  Representations and Covenants

        A.    Seller warrants, represents, covenants, and agrees that the following are true as of the date hereof and will be true on the Closing Date:

          (a)   Seller has good, indefeasible, and marketable title to the Premises, free and clear of all liens, matters, agreements, and encumbrances other than the Permitted Encumbrances.

          (b)   Seller has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder in accordance with all of the terms and conditions hereof. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder in accordance with all of the terms and conditions hereof and under all documents contemplated by this Agreement require no further action or approval in order to constitute this Agreement as a fully binding and enforceable obligation of Seller.

          (c)   As of the Closing Date, Seller shall not have received any written notice of, and, to the best knowledge of Seller, there shall exist no, violations of any law, municipal ordinance, or other governmental requirement of any Governmental Authority and Seller has no reason to believe that any governmental, quasi-governmental, or other such authority contemplates issuing same.

          (d)   There do not exist (i) any pending or, to the best knowledge of Seller, any contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Premises, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Premises, (iii) any proposed or pending special assessments affecting the Premises or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Premises and (v) any proposed change(s) in any road patterns or grades with respect to the roads providing a means of ingress and egress to the Premises. Seller agrees to furnish Purchaser with a copy of any notice of any such proceeding, assessment, penalty, interest, or change within ten (10) days after receipt thereof.

          (e)   Upon the Closing Date, there shall be no circumstances, state of facts, or other matters which, with the passage of time or the giving of notice, or both, would constitute an event of default under the terms of the Net Lease.

          (f)    Except for the Net Lease and Permitted Encumbrances, to the best knowledge of Seller, there are no instruments, matters, or agreements, and Seller is not a party to any instrument, matter, or agreement, which will in any way encumber, bind, or otherwise affect the Premises or Purchaser on the Closing Date. Seller has neither done nor failed to do anything, nor has suffered anything to be done, as a result of which the Premises or any part thereof have been or will be encumbered or title thereto has been or will be affected in any way and no person, firm, or entity has any present, conditional, or contingent rights to acquire all or any portion of the Premises.

          (g)   The Net Lease shall be a valid, subsisting, binding, and fully enforceable obligation to the Tenant according to all the terms thereof from and after the Closing Date.

          (h)   All work to be performed and payments to be made pursuant to the terms of the Permitted Encumbrances, any insurance contract or any other instrument, agreement, or contract affecting the Premises or any part thereof, shall be completely performed and paid for prior to the Closing Date and there shall be no outstanding requirements or recommendations by (i) the insurance company(s) which issued the insurance policies insuring the Premises, or (ii) any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on the Premises.

          (i)    Seller shall have fully paid on or before the Closing Date, all taxes and all installments of assessments and all other charges of any kind imposed or levied by any Governmental Authority which shall have become due and payable or constitute a lien at or prior to the Closing Date, together with all interest and penalties due thereon.

          (j)    On the Closing Date, Seller shall be in possession and occupancy of at least one hundred (100%) percent of the Premises and the Premises shall on the Closing Date be legally occupied and finally and unconditionally approved by all Governmental Authorities, and all required certificates of occupancy, building permits, certificates of environmental impact approval, underwriters' certificates relating to electrical work, all zoning, building, housing, safety, fire, and health approvals, and all permits and licenses required by any Governmental Authority and necessary or advisable to operate, occupy, or use the Premises for the purposes permitted under the Net Lease (collectively, the "Construction Completion Certificates") have been issued, are unexpired, permanent, and unconditional, and, without cost or risk to Purchaser, will be assigned, to the extent assignable, to Purchaser on the Closing Date, and will not be modified or rescinded prior to the Closing Date and will be in full force and effect on the Closing Date. In the event that, as of the Closing Date, the Seller shall have failed to obtain all of the Construction Completion Certificates or in the event any of the Construction Completion Certificates shall fail to be unexpired, permanent, or unconditional, then, provided that Seller complies with the provisions of Paragraph 2(c) hereof, such failure shall not constitute a default by Seller hereunder. Seller shall notify Purchaser of the issuance of the Construction Completion Certificates within three (3) days of the issuance thereof. No liens, matters, easements, agreements, or encumbrances affecting the Premises or any part thereof and, to the best knowledge of Seller, no zoning law, use regulation, ordinance, or any other requirement of any Governmental Authority have been or will be violated by the Improvements or any contemplated use of the Premises as permitted under the Net Lease. As of the Closing Date, Seller shall have obtained all necessary approvals, permits, and licenses from any Governmental Authority, including but not limited to any subdivision and zoning approvals, if any, required for the sale of the Premises as contemplated by this Agreement.

          (k)   There is now and shall be on the Closing Date, fully paid and enforceable fire, liability, and other forms of insurance in such amounts and covering such risks as are required under the Net Lease and to protect, to a reasonable and prudent extent, all owners of the Premises against any loss, damage, claim, or liability. Seller warrants and represents that such insurance policy or policies comply with the requirements, if any, of the Permitted Encumbrances.

          (l)    There are no labor disputes, litigation, or other such proceedings pending or threatened against or related to the Seller, the Premises, or the operation thereof, or the zoning or municipal status thereof, nor does Seller know of any basis for any such action.

          (m)  All construction on or at the Premises is being and will be performed in a good and workmanlike manner and shall be completed and paid for in all respects and in accordance with the requirements of all Governmental Authorities and all applicable governmental and insurance rating board rules, requirements, and regulations prior to the Closing Date. All bills and claims for labor performed and materials or services furnished to or for the benefit of the Premises will be paid in full on the Closing Date or, in the event any such bill or claim is not due or payable on or before the Closing Date, such payment will be reserved against or otherwise assured by Seller on the Closing Date in a manner reasonably satisfactory to Purchaser.

          (n)   The Personal Property is now owned and will on the Closing Date be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements, or other security interests of any kind.

          (o)   To the best knowledge of Seller, there are no interior or exterior, structural, or other defects in any portion of the Premises. The Improvements and the Personal Property shall on the Closing Date be in good working order, condition, and repair.

          (p)   All public utilities including, but not limited to, electric, gas, sewer, and water, and other utilities required for the operation of the Premises either enter the Premises through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which will inure to the benefit of Purchaser. All of such public utilities are installed and operating, and all installation and connection charges have been fully paid. All access to the Premises is over publicly dedicated streets or through valid, indefeasible easements of record.

          (q)   Seller agrees to indemnify and hold Purchaser harmless against all claims, liabilities, losses, deficiencies, and damages as well as reasonable expenses (including attorney's fees), interest, and penalties related thereto, asserted by any third party against, or incurred by Purchaser, by reason of or resulting from any breach, inaccuracy, incompleteness, or nonfulfillment of the covenants, representations, and warranties of Seller contained in this Agreement.

          (r)   The Premises are not currently in violation of or subject to: (i) any existing, pending or threatened investigation or inquiry by any governmental authority; or (ii) any remedial obligation under any environmental law or regulation (hereafter referred to as an Applicable Environmental Law), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and the Resource Conservation and Recovery Act of 1976

  (RCRA). Seller has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released on the Premises.

        B.    Purchaser warrants, represents, covenants, and agrees that the following are true as of the date hereof and will be true on the Closing Date:

              (i)  Purchaser has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder in accordance with all of the terms and conditions hereof. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder in accordance with all of the terms and conditions hereof and under all documents contemplated by this Agreement require no further action or approval in order to constitute this Agreement as a fully binding and enforceable obligation of Purchaser.

             (ii)  The Net Lease shall be a valid, subsisting, binding, and fully enforceable against the Purchaser as landlord according to all the terms thereof from and after the Closing Date.

5.  Documents of Conveyance

          (a)   The Premises will be transferred to Purchaser by Seller executing, acknowledging, and delivering to Purchaser on the Closing Date a Special Warranty Deed with grantor's covenants in proper statutory form for recording so as to convey to Purchaser good and marketable title to the fee simple of the Premises, free and clear of all liens and encumbrances, except the Permitted Encumbrances (the Deed).

          (b)   Seller shall assign and convey to Purchaser on the Closing Date all right, title, and interest, if any, of Seller in and to any unpaid condemnation award or purchase money proceeds in lieu thereof, including, without limitation, any unpaid award for damage to the Premises by reason of the change of grade of any street.

          (c)   Seller shall assign, convey, and deliver to Purchaser on the Closing Date all of Seller's right, title, and interest in and to any unpaid claim for insurance proceeds relating to the Premises.

6.  Maintenance of Premises Prior to Closing

        Between the date hereof and the Closing Date, Seller covenants and agrees as follows:

          (a)   No liability shall be incurred nor any transaction entered into relating to the Premises except in the ordinary course of business as presently conducted by Seller, or as contemplated by this Agreement.

          (b)   If, prior to the Closing Date, Seller shall have received any notice from any insurance company which issued a policy with respect to the Premises or any board of fire underwriters or other body exercising similar functions requiring or recommending any repair order and condition work to be done in the Premises, Seller will do the same expeditiously and diligently at its own cost and expenses prior to the Closing Date.

          (c)   Seller will maintain the Premises in good repair, order, and condition and comply with all laws, ordinances, regulations, orders, or notices of violations of or issued by any Governmental Authority.

          (d)   Seller shall not remove any Personal Property located in or on the Premises, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Purchaser.

          (e)   Up to and including the Closing Date, Seller agrees to maintain and keep all insurance policies as described in Paragraph 4(A)(k) hereof in full force and effect.

          (f)    Seller shall, between the date hereof and the Closing Date, at all reasonable times and upon reasonable notice, permit Purchaser and its authorized representatives to inspect the Premises.

          (g)   Seller shall pay or cause to be paid as of the Closing Date all amounts of real estate taxes, personal property taxes, and water and sewer charges due and payable on or before the Closing Date with respect to the Premises.

7.  Conditions Precedent to Purchaser's and Seller's Obligations

          (a)   The obligation of Purchaser to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent being complied with in full prior to or on the Closing Date, each of which conditions may be waived or modified in whole or in part by Purchaser in its sole discretion:

              (i)  All documents and proceedings of Seller with respect to the transactions contemplated hereby shall be reasonably satisfactory to Purchaser's counsel and shall be satisfactory to the Title Company.

             (ii)  The representations and warranties made by the Seller shall be true, complete, accurate, and correct with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (iii)  The Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on the Closing Date or earlier if and as provided herein.

            (iv)  The fee simple title to the Premises shall be insurable in accordance with the provisions of paragraph 14 hereof in the amount of the Purchase Price by the Title Company.

             (v)  No petition in bankruptcy, insolvency proceeding, or petition for reorganization or for the appointment of a receiver or trustee shall have been filed by or against Seller unless, in the event of an involuntary process, such petition is withdrawn, dismissed, cancelled, or terminated within sixty (60) days; Seller shall not have made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors admitted in writing its inability to pay its debts as they become due; and there shall not have been any material adverse change in the financial condition of Seller from its financial condition as represented in financial statements delivered to Purchaser on or before the date hereof.

            (vi)  The Purchaser shall have obtained a loan in the amount of at least Three Million Two Hundred Forty Thousand ($3,240,000) with an interest rate not to exceed Six and two tenths (6.20%) percent, an amortization and maturity of 25 years and limited recourse to the Borrower and its Guarantors.

          (b)   The obligation of Seller to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent being complied with in full prior to or on the Closing Date, each of which conditions may be waived or modified in whole or in part by Seller in its sole discretion:

              (i)  The representations and warranties made by the Purchaser shall be true, complete, accurate, and correct with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

             (ii)  The Purchaser shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on the Closing Date or earlier if and as provided herein.

            (iii)  No petition in bankruptcy, insolvency proceeding, or petition for reorganization or for the appointment of a receiver or trustee shall have been filed by or against Purchaser unless, in the event of an involuntary process, such petition is withdrawn, dismissed, cancelled, or terminated within sixty (60) days; Purchaser shall not have made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing its inability to pay its debt as they become due.

8.  Items to be Delivered by Seller and Purchaser
on the Closing Date

          (a)   On the Closing Date, Seller, at its sole cost and expense, will deliver or cause to be delivered to Purchaser the following documents in connection with the Premises:

              (i)  The Deed.

             (ii)  The Net Lease together with a memorandum of lease, both in quadruplicate, duly executed and acknowledged by Seller as Tenant and in recordable form.

            (iii)  A Bill of Sale for the Personal Property in the form of Exhibit             annexed hereto (Exhibit "E").

            (iv)  A cashier's check to the order of Purchaser in the amount of the Security Deposit as provided under the Net Lease. At the election of Purchaser, such amount may be allotted to Purchaser as a credit against the Purchase Price.

             (v)  A Seller's Affidavit in customary form and such other documents as required by the Title Company, executed by Seller certifying against any work done or supplies delivered to the Premises which might be grounds for a materialmen's or mechanic's lien under or pursuant to the law of the state in which the Premises are situated, in form sufficient to enable the Title Company affirmatively to insure Purchaser against any such lien.

            (vi)  An affidavit in the form satisfactory to the Title Company sworn to by Seller and an opinion letter of Seller's counsel, addressed to and intended to be relied upon by Purchaser, and its successors and assigns, setting forth that: (A) Seller is a national bank duly organized and existing under the laws of the United States of America and it has duly qualified to do business in the state in which the Premises is located; (B) Seller has the power to own its properties, to transact the business in which it is engaged and to enter into the transactions contemplated by this Agreement, including, without limitation, Seller's conveyance of the Premises to Purchaser and entering into the Net Lease; (C) All actions required to authorize the transactions contemplated by this Agreement have been duly accomplished by Seller; (D) All documents required to effectuate the transactions contemplated by this Agreement have been duly executed and delivered by Seller to Purchaser and constitute binding obligations of Seller, enforceable against Seller and the Premises in accordance with the terms and provisions thereof, subject to (i) such limitations as may result from any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) the qualification that certain remedies afforded by such documents may be limited by applicable state law, none of which limitations will materially interfere with the practical realization of the rights of the Purchaser thereunder; and (E) the consummation of the transactions contemplated herein shall not violate or be prohibited or restricted in any way by any law or decision of the state wherein the Premises is located, nor any by-law, article or organization, resolution, agreement, contract, or other obligation or duty of Seller.

           (vii)  Any and all affidavits and other instruments and documents which the Title Company shall reasonably require in order to insure title to Purchaser, subject to no exceptions other than the Permitted Encumbrances and the Net Lease.

          (viii)  All architectural, structural, mechanical and electrical plans and specifications, surveys, and other materials (the Plans) for the Improvements, if the same are in the possession of Seller or are capable of being procured by Seller.

            (ix)  The Title Policy, as hereinafter defined.

             (x)  The Construction Completion Certificates.

            (xi)  All proper instruments as shall be required for the assignment of the Appurtenances.

           (xii)  Certified resolutions of the Board of Directors of Seller authorizing all the transactions contemplated in this Agreement.

          (xiii)  An incumbency certificate with respect to those officers of Seller executing any documents or instruments in connection with the transactions contemplated herein.

          (xiv)  Certificates from authorized governmental officer in which Seller is organized and the state in which the Premises are located, to the effect that Seller is a national banking organization in good standing, licensed to do business.

           (xv)  Policies or certificates of insurance and any endorsements thereto required under the Net Lease, which policies shall be endorsed naming Purchaser as an insured thereunder and shall be fully paid on the Closing Date.

          (xvi)  A collateral assignment, effective upon any default by Tenant under the Net Lease or upon the request of any Mortgagee, as defined therein, of all warranties and guarantees, if any, (including, without limitations, roof bonds) received from contractors for services rendered in connection with, or for equipment and materials installed in the Improvements.

         (xvii)  Evidence that the Premises are not located in a flood hazard area, or, if the Premises are located in a flood hazard area, evidence of compliance with the provisions of Paragraph 4(p) hereof.

        (xviii)  Evidence that the Premises are or will be separately and fully assessed for real estate taxing purposes commencing the tax year 2007.

          (xix)  The certificate of engineer respecting the structure of the Premises, certified to Seller, Purchaser and Purchaser's Lender satisfactory to Purchaser's Lender.

           (xx)  An affidavit of Seller (or an authorized officer of the Seller), sworn to under penalty of perjury, setting forth the Seller's United States tax identification number, and stating that the Seller is not a foreign person and is a United States Person as defined in the Internal Revenue Code of 1986, as amended, in such form and substance as shall relieve Purchaser from any obligation to withhold any portion of the Purchase Price.

          (xxi)  All other instruments, documents, and agreements reasonably required by Purchaser to effect or confirm the transactions contemplated herein.

         (xxii)  On the Closing Date, Seller shall, at no cost or liability to Purchaser, cause the Title Company to irrevocably undertake and agree that the Title Company, for itself and its successors and assigns, shall, for the benefit of Purchaser and its successors and assigns, and for the benefit of any Mortgagee, Superior Lessor, or Superior Landlord, all as defined in the Net Lease, issue Policy(s) subject only to Permitted Encumbrances.

          (b)   On the Closing Date, Purchaser, at its sole cost and expense, will deliver or cause to be delivered to Seller the following documents:

              (i)  Certified resolutions of the management board or committee of Purchaser authorizing all the transactions contemplated in this Agreement.

             (ii)  An incumbency certificate with respect to those officers of Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

            (iii)  Certificates from the Secretary of State or other authorized governmental officer of the State in which Purchaser is organized and the state in which the Premises are located, to the effect that Purchaser is a limited liability company in good standing, licensed to do business in said State(s).

           (xx)  An affidavit of Purchaser (or an authorized officer of the Seller) setting forth the Seller's United States tax identification number.

9.  Adjustments

        As between Seller and Purchaser, there shall be no adjustments or apportionments at the closing hereunder, including, without limitation, adjustments and apportionments with respect to premiums on insurance policies, real estate taxes and other governmental levies and charges, water, fuel and utility charges, wages of employees, social security and payroll taxes, amounts prepaid or due on service contracts, and any other similar items whether or not customarily the subject of adjustments or apportionment, and Purchaser shall have no liability to Seller with respect to adjustments.

10.  Unpaid Taxes and Assessments and Other Charges

        The amount of any unpaid taxes, assessments, water charges, and other such liens, which Purchaser is not required to take title subject to, with the interest and penalties thereon to a date not less than two (2) business days after the Closing Date, may, at the option of Seller, be allowed to the Purchaser out of the Purchase Price, provided official bills therefor, with interest and penalties thereon figured to said date, are furnished by the Seller at least five (5) business days prior to the Closing Date. If there are any other liens, agreements, or encumbrances affecting the Premises subject to which Purchaser is not obligated to take title, Seller may use any portion of the balance of the Purchase Price to terminate or discharge the same, provided Seller shall notify Purchaser at least five (5) business days prior to the Closing Date of the amount of the Purchase Price to be used to terminate or discharge said liens, agreements, and encumbrances. Furthermore, Seller shall deliver to Purchaser at closing instruments in recordable form sufficient to terminate or discharge such liens, agreements, and encumbrances of record, together with the cost of recording or filing said instruments. Seller's obligations hereunder shall survive the closing of title to the Premises.

11.  Expenses

        Seller and Purchaser shall each pay its own legal fees incident to the preparation and execution of this Agreement, whether or not the transaction contemplated hereby is consummated. Seller shall pay or cause to be paid all costs and expenses, other than owner's and lender's title insurance premiums and costs, of whatever kind and nature incurred in connection with the transactions contemplated herein including, without limitation, survey costs, brokerage commissions, documentary stamps, fees for recording and filing the deed and the memorandum of Net Lease, all taxes (including, but not limited to, transfer, sales, conveyance, leasing, and recording taxes, but excluding any income or franchise taxes payable by Purchaser in connection herewith), and such other customary and reasonable expenses (whether incurred prior to or after the Closing Date) as are normally and reasonably incurred in connection with the type of transactions described herein, except only Purchaser's legal fees and any engineering costs incurred in connection with the Purchaser's or Purchaser's Lender's inspection of the Premises. The Seller shall pay all costs and expenses of whatever kind and nature necessary and sufficient to obtain the Title Policy, as hereinafter defined, insuring Purchaser's fee interest in the Premises in accordance with the terms hereof, including, without limitation, the provisions of Paragraph 14 hereof, and Purchaser shall, at its option, pay any excess over such amount to be paid hereunder by Seller which shall be necessary and sufficient to obtain a lender's title insurance policy as required by Purchaser.

12.  Copies of Documents

          (a)   Prior to the Closing Date, Seller agrees to deliver to Purchaser or its representatives, promptly after the Purchaser's request, but not less than ten (10) days prior to the Closing Date, true, accurate, and complete copies of:

              (i)  All documents described in Paragraph 8(a) hereof; and

             (ii)  Any document or instrument to which any representation, warranty, term, condition, or covenant hereunder relates or makes reference; and

          (b)   Seller agrees to provide Purchaser within forty-five (45) days from the date hereof with six (6) prints of a currently certified "as-built" survey (the Survey) of the Premises prepared in accordance with the Minimum Standard Detail Requirements for Land Title Surveys, including any Flood Plain designations, adopted by the American Land Title Association and the American Congress on Surveying and Mapping (1962), certified to Purchaser, Purchaser's lender(s), and to the Title Company, showing the location of all Improvements, the location of all easements, and showing no encroachments other than as specifically approved herein or by Purchaser, in writing.

          (c)   All plans with respect to all Improvements upon the Premises and all other plans with respect to the Premises in Seller's possession.

13.  Broker

        Seller and Purchaser respectively represent and warrant that it has dealt with no brokers, finders, or salesmen in connection with this transaction, and agrees to indemnify, defend, and hold Purchaser harmless from and against any and all loss, cost, damage, liability, or expense, including reasonable attorneys' fees, which Purchaser may sustain, incur, or be exposed to by reason of any claim for brokerage or finder's fees or commissions which arise in connection with the transaction contemplated hereunder. The provisions of this paragraph shall survive the Closing Date and any termination of this Agreement.

14.  Title Report

        Seller, at no cost or liability to Purchaser (except as provided in Paragraph 11 hereof), will provide Purchaser with a commitment for an owner's and lender's policy of title insurance from the Title Company pursuant to which the Title Company shall agree to insure title to the Premises, in the amount of the purchase price (at a standard rate for such insurance) in the name of Purchaser and Purchaser's lender, after delivery of the Deed, by a standard Owners and Lenders Policy, with the endorsements as reasonable requested by such parties, free and clear of all liens, agreements, matters, and encumbrances other than the Permitted Encumbrances and the Net Lease, and with all survey exceptions deleted, insuring against all mechanics' and laborers' liens and claims on account of any work performed on the Premises through the Closing Date (including, but not limited to, unfiled and inchoate liens and claims) and otherwise in accordance with the provisions of this Agreement (the Title Policy). The Title Company shall provide affirmative insurance that any restrictive covenants set forth in the Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title, shall provide that the exception for taxes shall apply only to the current and subsequent years, shall provide that any exception as to easements not shown by public records shall be either deleted or limited to such matters or conditions as are shown on the Survey. Seller shall use its best efforts to cause to be furnished to Purchaser true, correct, and legible copies of all instruments referred to in said commitment as conditions or exceptions to title to the Premises. Purchaser shall have the right to notify Seller of any matters which render the title uninsurable, and Seller shall, as provided herein, have the opportunity to remove such matters. Nothing herein contained shall be deemed a waiver by Purchaser of any objections or exceptions to or defects in the title.

15.  Casualty Loss

          (a)   If, prior to the Closing Date, any part of the Premises is damaged as the result of fire or other casualty, and the estimated cost of repair of the damage exceeds $500,000.00, Purchaser shall have the option to (i) accept title to the Premises without any abatement of the purchase price whatsoever, in which event, on the Closing Date, all of the insurance proceeds shall be assigned by Seller to Purchaser, any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser, and Seller shall reimburse Purchaser an amount equal to the Insurance Deficiency Amount, as hereinafter defined; or (ii) terminate this Agreement. In the event that the estimated cost of repair of the damage does not exceed $500,000.00, this Agreement shall remain in full force and effect and Purchaser shall have the option to (i) require Seller to restore the Premises to the same condition they were in immediately prior to such damage or (ii) have all of the insurance proceeds payable as a result of such damage assigned to Purchaser or applied to the Tenant as provided under the Net Lease, and any monies theretofore received by Seller in connection with such damage shall be paid over to Purchaser, and Seller shall reimburse Purchaser an amount equal to the Insurance Deficiency Amount, as hereinafter defined. For all purposes hereof, the term Insurance Deficiency Amount shall mean the sum of all deductibles and other such charges payable by the insured with respect to all insurance policies for which proceeds may or will be payable as a result of damage to the Premises.

          (b)   Seller shall not settle any fire or casualty loss claims in connection with the Premises without obtaining Purchaser's prior reasonable consent in each case.

          (c)   Seller hereby agrees to furnish Purchaser with written notification of any such fire or casualty within five (5) days of such event or such shorter time period as may be required by the carrier insuring such fire or casualty for providing such notification to such carrier.

16.  Rights of Inspection Prior to Closing; Right to Terminate

        The Purchaser, and its representatives, agents, or designee, shall have the right to inspect all or any part of the Premises after the date hereof, provided that it shall first give the Seller reasonable advance notification of its intention to conduct any such inspection and that such inspection shall not unreasonably impede the normal day-to-day business operations of the Premises. The Purchaser, and its representatives, agents, or designees, shall have the right to inspect all documents, agreements, or other instruments annexed hereto, referred to herein or otherwise related to the Premises or any portion thereof, and to make any and all inquiries and investigations which Purchaser deems necessary or appropriate, and Seller shall cooperate with Purchaser in making available for inspection all of such instruments to Purchaser and shall assist with all such inquiries and investigations of Purchaser; provided, however, that Seller shall not be obligated to incur any cost or expense hereunder this Paragraph. Purchaser may disapprove of the results of any such inspection, inquiry, or investigation for any reason or for no reason and any disapproval thereof need not specify the reason for such disapproval. Purchaser shall have the right to terminate this Agreement if Purchaser, in its sole discretion, deems the Premises or any aspect thereof, or any instrument or the result of any inquiry or investigation, to be unsatisfactory in any way or for any reason whatsoever; provided, however, that Purchaser may only exercise such right by giving Seller written notice of such termination on or before sixty (60) days after the date of execution of this Agreement (the Inspection Contingency Date). In addition, in the event the Survey referred to in Paragraph 12(b) hereof is not delivered to both the Purchaser and the Title Company at least ten (10) days prior to the Inspection Contingency Date, then the Purchaser shall have the right to terminate this Agreement if Purchaser, in its sole discretion, deems the Survey or any aspect thereof or any fact disclosed or contained therein to be unsatisfactory in any way or for any reason whatsoever; provided, however, that Purchaser may only exercise such right by giving Seller written notice of such termination on or before ten (10) days following the date on which the Survey is delivered to both the Purchaser and the Title Company.

17.  Condemnation

        In the event of the institution of any proceedings, judicial, administrative, or otherwise, which shall relate to the proposed taking of any portion of the Premises by eminent domain prior to the Closing Date thereof, or in the event of the taking of any portion of the Premises by eminent domain prior to the Closing Date therefore, Purchaser shall have the right and option to terminate this Agreement by giving the Seller written notice to such effect at any time after its receipt of written notification of any such occurrence. In the event Purchaser shall not elect to terminate this Agreement, Seller shall assign all proceeds of such taking to Purchaser to be used and applied as provided in the Net Lease, and the same shall have the sole right to settle any claim in connection with the Premises.

18.  Failure to Convey

          (a)   In the event of any default on the part of Purchaser, Seller waives any claim, at law or in equity, either against Purchaser or against any person, known or unknown, disclosed or undisclosed, except that, upon a default by Purchaser hereunder, provided Seller is not in default hereunder, Seller shall be entitled to terminate this Agreement and to retain the Deposit as liquidated damages and such retention shall constitute Seller's role and absolute remedy at law and in equity.

          (b)   In the event that for any reason Seller is unable or unwilling to convey title to the Premises in accordance with the terms of this Agreement, then Purchaser, in its sole discretion, may elect either to: (a) terminate this Agreement, or (b) accept such title as Seller can convey, and waive any conditions to Purchaser's obligations hereunder, in which event Seller shall make the deliveries provided for herein to Purchaser to the extent that Seller is able to do so, without reduction in the Purchase Price. In the event of any refusal or inability on the part of Seller to convey title pursuant hereto or to convey such title as it is able to deliver and is acceptable to

  Purchaser, then, in addition to all other rights hereunder, Purchaser shall be entitled to pursue any and all remedies available to Purchaser at law or in equity including, without limitation, an action for specific performance to compel Seller to convey the Premises pursuant to this Agreement and any claim for damages, whether incidental or consequential.

19.  Closing

        The closing and delivery of the Deed (the Closing) shall take place at the offices of Johnson Smith Hibbard and Wildman Law Firm, L.L.P. at 220 N. Church Street Spartanburg, SC 29306 on or prior to the Outside Closing Date of October 30, 2007 at 11:00 a.m. or at such earlier time and at such other place as mutually shall be agreed upon.

20.  Notices

        All notices which may be required to be or are given by either party to the other hereunder shall be in writing and shall be sent by Federal Express or other similar national, reputable, overnight courier which provides proof of delivery, to the parties at the addresses listed below:

            (i)  to the Purchaser as follows:

      First National Holdings II, LLC
      c/o Donald B. Wildman, Manager
      220 North Church Street, Suite 4
      Spartanburg, SC 29306
      Telephone: (864) 582-8121
      Facsimile: (864) 585-5328

           (ii)  to the Seller as follows:

      First National Bank of the South
      Attn: Jerry Calvert, President
      215 North Pine Street
      Spartanburg, SC 29302
      Telephone: (864) 594-5690
      Facsimile: (864) 594-5688

        The parties may at any time change the addresses or the attorneys to whom the copies of the notices should be mailed by sending written notice to the other party of such change in the manner hereinabove provided. Notices shall be deemed to be received on the next business day after the day of sending.

21.  Escrow

        Upon the signing of this Agreement by the parties, Purchaser shall deliver the Deposit to the Title Company agent (the Escrow Agent). The parties agree that the Deposit shall be held by the Escrow Agent in escrow and disposed of only in accordance with the provisions of this Paragraph 21. The parties agree that the Deposit shall be deposited into a non-interest bearing account.

          (a)   The Escrow Agent will deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

              (i)  To Seller at the Closing upon the consummation thereof; or

             (ii)  To Seller upon receipt of written demand therefor, stating that Purchaser has defaulted in the performance of this Agreement and the facts and circumstances underlying such default; provided, however, that the Escrow Agent shall not honor such demand until more than five (5) days after the Escrow Agent shall have mailed a copy of such demand to

    Purchaser, or thereafter if the Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this paragraph 21; or

            (iii)  To Purchaser upon receipt of written demand therefor, stating that this Agreement has been terminated in accordance with the provisions thereof, or Seller has defaulted in the performance of this Agreement, and the facts and circumstances underlying the same; provided, however, that the Escrow Agent shall not honor such demand until more than five (5) days after the Escrow Agent has mailed a copy of such demand to Seller or Purchaser, as the case may be, nor thereafter, if the Escrow Agent shall have received written notice of objection from the other party in accordance with the provisions of clause (b) of this paragraph 21.

          (b)   Upon the filing of a written demand for the Deposit by Purchaser or Seller, pursuant to subclause (ii) or (iii) of clause (a) of this paragraph 21, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by filing written notice of such objection with the Escrow Agent at any time within five (5) days after the mailing of such copy to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand.

          (c)   In the event the Escrow Agent shall have received the notice of objection provided for in clause (b) above of this Paragraph 21 and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of said Deposit, in which case the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) in the event of litigation between Seller and Purchaser, the Escrow Agent shall deposit the Deposit with the Clerk of the Court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties including, but not limited to, deposit in Court and an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

          (d)   The Escrow Agent may act upon any instrument or other writing believed by them in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for the Escrow Agent's own willful misconduct and gross negligence. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Purchaser and Seller, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Deposit pursuant to clause (c) above of this paragraph 21, and may decline to take any other action. All fees of the Escrow Agent shall be borne equally by Purchaser and Seller.

22.  Miscellaneous

          (a)   This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties.

          (b)   This Agreement cannot be amended, waived, or terminated orally, but only by an agreement in writing signed by the parties hereto.

          (c)   This Agreement, being negotiated and prepared in the State of South Carolina, shall be interpreted and governed by the laws of said State, except with respect to title issues, in which case the law of the jurisdiction in which the Premises are located shall govern.

          (d)   Whenever in this Agreement there is a provision for the return or disbursement of the Deposit, the provision shall be deemed to include all interest earned thereon.

          (e)   This Agreement may be assigned by Purchaser without the consent of Seller and, upon such assignment, Purchaser shall have no further liability hereunder.

          (f)    The Caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain, or alter any of the terms, covenants, or conditions herein contained.

          (g)   All of the representations and warranties, if any, made by Purchaser and Seller in this Agreement shall survive the closing hereunder and shall not be merged therein. Notwithstanding anything to the contrary, Seller hereby acknowledges and agrees that Purchaser has made no representation or warranty with respect to any transaction contemplated hereby except as specifically and expressly set forth in Paragraph 4(B) hereof and Purchaser has no obligation to perform any covenant or obligation or to comply with any condition in connection with this Agreement except as specifically and expressly set forth in this Agreement.

          (h)   Notwithstanding anything to the contrary contained herein, in the event that at any time between the date hereof and the Closing Date, Seller suffers or there otherwise occurs with respect to Seller any material adverse economic or financial change, Purchaser may elect to terminate this Agreement upon two (2) days' prior notice to Seller.

          (i)    On the Closing Date and from time to time thereafter, Seller shall execute and deliver or cause the execution and delivery to Purchaser of such assignments, deeds, agreements, consents, instruments, documents, and further assurances as may be required by Purchaser in order to effect or confirm any of the provisions of this Agreement, or the transactions intended to be accomplished in connection herewith or to carry out the intent and purposes hereof.

          (j)    If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (a) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection, or exception to title, (b) any such deposit shall be made with the Title Company, and (c) Seller agrees to execute, acknowledge, and deliver any such instrument or cause the execution, acknowledgement, and delivery thereof and to make any such deposit.

          (k)   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

          (l)    All exhibits and schedules annexed hereto are hereby incorporated by reference herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES ON FOLLOWING PAGES]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:	PURCHASER:
FIRST NATIONAL HOLDINGS II, LLC
	By:		(Seal)

	Name:	Donald B. Wildman

	Title:	Manager

WITNESSES:	SELLER:
FIRST NATIONAL BANK OF THE SOUTH
	By:		(Seal)

	Name:	Jerry L. Calvert

	Title:	President & C. E. O.

        The undersigned hereby executes this Agreement solely for the purpose of signifying its consent to act as Escrow Agent pursuant to the provisions of Paragraph 21 hereof.

By:

EXHIBIT "A"
LEGAL DESCRIPTIONS:

LEGAL DESCRIPTION CHARLESTON COUNTY PROPERTY:

FEE PARCEL:

ALL THAT CERTAIN PIECE, PARCEL OR LOT OF LAND SITUATE LYING AND BEING IN THE STATE OF SOUTH CAROLINA, COUNTY OF CHARLESTON, IN THE TOWN OF MOUNT PLEASANT AND BEING SHOWN ON A PLAT ENTITLED "ALTA/ACSM LAND TITLE SURVEY OF 651 JOHNNIE DODDS BOULEVARD (TMS NO. 517-04-00-159) PREPARED FOR FIRST NATIONAL HOLDINGS II, LLC BY PRECISION LAND SURVEYORS, INC, (RICHARD BRUCE COOK II, PLS#17219) DATED SEPTEMBER 21, 2007, LAST REVISED                         , 2007; SAID PLAT HAVING THE FOLLOWING MEASURED METES AND BOUND TO WIT:

BEGINNING AT AN IPF 1 1/2" PINCH TOP PIPE ON THE SOUTHERN RIGHT-OF-WAY OF U.S. HIGHWAY 17 (SAID POINT BEING LABELED AS P.O.B ON ABOVE REFERENCED PLAT) AND PROCEEDING S 17 DEGREES 32'00" E FOR 150.22' TO AN IPF 1 1/2" PINCH TOP PIPE, THENCE S 72 DEGREES 42'26" W FOR 150.30' TO AN IPF 5/8" REBAR, THENCE N 17 DEGREES 31'43" W FOR 129.96' TO AN IPF 5/8" REBAR, THENCE N 27 DEGREES 34'44" E FOR 28.30' TO AN IPF 5/8" REBAR, THENCE N 72 DEGREES 36'57" E FOR 130.24' TO AN IPF 1 1/2" PINCH TOP PIPE, THIS BEING THE POINT OF BEGINNING. THIS PARCEL CONTAINS 0.51 ACRE (22,358 SQUARE FEET, more or less)

FOR INFORMATIONAL PURPOSES ONLY:

This being the same property heretofore conveyed to FIRST NATIONAL BANK OF THE SOUTH by deed of BOOK'EM BROTHERS, LLC dated May 4, 2007 and recorded in the Office of the Register of Deeds for Charleston County, S. C. in Deed Book R624, at Page 485.

FOR INFORMATIONAL PURPOSES ONLY:

Tax Map Number: 517-04-00-159

===================================================================================

EASEMENT PARCEL 1:

TOGETHER WITH: All rights, benefits and easements as established under that certain Easement Agreement between Arlen Realty, Inc., and Pleasant Mount Associates and Standard Savings & Loan Association dated August 13, 1976, and recorded August 31, 1976, at Book G-110, Page 230 which benefits the parcel described therein and burdens the following described Easement Parcel as more particularly set forth in said instrument: All that certain piece, parcel or tract of land, together with the buildings and improvements thereon, situate, lying and being in the Town of Mt. Pleasant, Charleston County, South Carolina, known as ARoyal Z Lanes, Inc., TMS No. 517 04 00 105, 396,770 sq. ft., 9.109 acres, as shown on plat entitled "Closing Survey 603 Highway 17 Bypass, Town of Mt. Pleasant, Charleston County, SC" made by Forsberg Engineering & Surveying, Inc. dated October 20, 1994 and recorded October 21, 1994 in Plat Book EA, Page 276 in the RMC Office for Charleston County, to which plat reference is made for a more complete and perfect description.

====================================================================================

EASEMENT PARCEL 2:

Together with: all rights, benefits and easements as established under that certain Declaration of Easement between BAMOZA, L.L.C. and First National Bank of the South dated May 4, 2007,

recorded May 9, 2007 in Deed Book C625, Page 772 in the Charleston County Register of Deeds Office.

LEGAL DESCRIPTION PELHAM ROAD PROPERTY, GREENVILLE COUNTY SC:

FEE PARCEL:

All that certain piece, parcel or lot of land, lying, being and situate at the northeast corner of Pelham Road and Milestone Way, in Greenville County, South Carolina, containing 1.07 acres, more or less, being known and designated as Lot 3 of East Park at Pelham Phase IV, and having according to a plat thereof entitled "Boundary Survey for First National Bank of the South", by Site Design, Inc., dated February 13, 2006, which plat is incorporated herein by reference, the following metes and bounds, to wit:

BEGINNING at an iron pin on the northern side of Pelham Road, joint corner of Lot 2, and running thence along the northern side of Pelham Road the following courses and distances: N 71-02-34 W 127.60 feet to an iron pin; thence N 63-47-12 W 102.75 feet to an iron pin at the intersection of Pelham Road and Milestone Way; thence along Milestone Way the following courses and distances: N 22-40-43 W 25.16 feet to an iron pin; thence along a curve, the chord of which is N 24-47-27 E 13.57 feet to an iron pin; thence along a curve, the chord of which is N 39-09-21 E 194.92 feet to an iron pin at the intersection of Milestone Way and Charis Drive; thence along Charis Drive the following courses and distances: S 77-13-47 E 26.35 feet to an iron pin; thence along a curve, the chord of which is S 50-27-39 E 85.36 feet to an iron pin; thence S 72-14-45 E 67.22 feet to an iron pin, joint corner of Lot 2; thence along Lot 2, S 17-45-15 W 202.51 feet to an iron pin, the POINT OF BEGINNING.

EASEMENT PARCEL 1:

Also all beneficial easements inuring to the benefit of the subject fee parcel as established in that certain Declaration of Covenants, Conditions and Restrictions for East Park at Pelham IV dated December 27, 2001 made by Woodvan, L.L.C. as Declarant and recorded January 2, 2002 in Deed Book 1979, at Page 636 in the Greenville County, South Carolina Register of Deeds Office.

EASEMENT PARCEL 2:

Also all beneficial easements inuring to the benefit of the subject fee parcel as established in that certain Agreement for Mutual Easements dated June 27, 2007 by and between Cleveland Capital, Inc. and Woodvan, L.L.C. and recorded December 13, 2001 in Deed Book 1977, at Page 257 in the Greenville County, South Carolina Register of Deeds Office.

LEGAL DESCRIPTION: WADE HAMPTON BLVD, GREER SC LOCATION:

ALL THAT CERTAIN PIECE, PARCEL, OR TRACT OF LAND SITUATE, LYING AND BEING IN THE CITY OF GREER, COUNTY OF GREENVILLE, STATE OF SOUTH CAROLINA, CONTAINING 1.13 ACRES AS SHOWN ON A PLAT ENTITLED, "ALTA/ACSM LAND TITLE SURVEY FOR FIRST NATIONAL HOLDINGS II, LLC.", PREPARED BY SITE DESIGN, INC., DATED 9-17-2007, AND HAVING ACCORDING TO SAID PLAT THE FOLLOWING METES AND BOUNDS TO WIT:

BEGINNING AT AN IRON PIN OLD LOCATED ON THE SOUTHERN RIGHT OF WAY OF US HIGHWAY 29 (WADE HAMPTON BOULEVARD) AT THE COMMON CORNER WITH GREER PLAZA, INC. N/F, SAID IRON PIN ALSO BEING LOCATED 481.4' FROM THE EASTERN RIGHT OF WAY OF MIDDLETON WAY. THENCE RUNNING ALONG SAID RIGHT OF WAY OF U.S. HIGHWAY 29 (WADE HAMPTON BOULEVARD), N 68-02-26 E, 463.11' TO AN IRON PIN OLD 5/8" REBAR LOCATED AT THE COMMON CORNER WITH LEONARD G. WEST N/F.

THENCE LEAVING SAID RIGHT OF WAY AND RUNNING ALONG THE COMMON LINE WITH SAID LEONARD G. WEST, S 21-53-20 E, 213.54' TO AN IRON PIN OLD 3/4" SQUARE ROD LOCATED AT THE COMMON CORNER WITH GREER PLAZA, INC. N/F. THENCE RUNNING ALONG THE COMMON LINE WITH SAID GREER PLAZA, INC., N 87-03-31 W, 118.82' TO AN IRON PIN OLD 1" OPEN TOP, THENCE N 87-14-00 W, 390.91' TO THE POINT OF BEGINNING.

FOR INFORMATIONAL PURPOSES ONLY: This being the same property heretofore conveyed to FIRST NATIONAL BANK OF THE SOUTH, a national banking association, by deed of SUNTRUST BANK, a Georgia banking corporation, dated February 16, 2007, recorded on February 22, 2007 in the Office of the Register of Deeds for Greenville County, SC in Deed Book 2252, at Page 1966. Thereafter the said First National Bank of the South conveyed the above described property to First National Holdings II, LLC by deed dated                        , 2007 and recorded on                        , 2007 in the Office of the Register of Deeds for Greenville County, S. C. in Deed Book             , at Page             .

FOR INFORMATIONAL PURPOSES ONLY: Tax Map Number: G012 00 01 001 02

FOR INFORMATIONAL PURPOSES ONLY: Address of Property: 713 W. Wade Hampton Blvd, Greer, SC

EXHIBIT "B"
Form of Net Lease
[see attached]

EXHIBIT "C"
Permitted Encumbrances

Greer SC (Greenville County) Location:

1.
Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon.

2.
Rights or claims of parties in possession, easements or claims of easements not shown by the public records, boundary line disputes, overlaps, encroachments, and any matters not of record which would be disclosed by an accurate survey and inspection of the premises.

3.
Any lien or right to a lien, for services, or material heretofore or hereafter furnished.

4.
Taxes and assessments for the year 2007 and subsequent years, a lien, not yet due and payable.

5.
Title to that portion of the property lying within the bounds of any roads or highways, including, but not limited to, U. S. Highway 29.

6.
Matters of survey as shown on plat of survey made for First National Bank of the South made by Site Design, Inc., dated December 19, 2006, including, but not limited to:

(a)
Overhead power lines, together with any rights of way therefor;

(b)
Storm drainage lines and catch basins, together with any rights of way therefor.

PERMITTED ENCUMBRANCES/EXCEPTIONS TO TITLE
MT. PLEASANT, SC LOCATION

1.
Any rights, interests, or claims of parties in possession of the land not shown by the public records.

2.
Any rights, interests or claims affecting the land which a correct survey would disclose an which are not shown by the public records.

3.
Any lien for services, labor, or materials in connection with improvements, repairs or renovations provided before, on, or after Date of Policy, not shown by the public records.

4.
Any dispute as to the boundaries caused by a change in the location of any water body within or adjacent to the land prior to Date of Policy, and any adverse claim to all or part of the land that is, at Date of Policy, or was previously, under water.

5.
Taxes or special assessments not shown as liens in the public records or in the records of the local tax collecting authority, at Date of Policy.

6.
Taxes and assessments for the year 2007 and subsequent years. No amounts are currently due and payable.

7.
Agreement regarding sewer service between Cooper Corporation to The Commissioners of Public Works of Mt. Pleasant dated October 29, 1964, recorded May 16, 1966, at Book O-85, Page 295 in the Office of the Register of Deeds for Charleston County, South Carolina.

8.
Agreement regarding sewer service between Cooper Corporation to The Commissioners of Public Works of Mt. Pleasant dated October 29, 1964, recorded May 16, 1966, at Book O-85, Page 296, aforesaid records.

9.
Easement Agreement between Arlen Realty, Inc., and Pleasant Mount Associates, as Party of the First Part, and Standard Savings & Loan Association, Party of the Second Part, dated August 13, 1976, and recorded August 31, 1976, at Book G-110, Page 230, aforesaid records.

10.
Triangular area, containing .005 acres, more or less, and certain access rights as conveyed to South Carolina Department of Highways & Public Transportation by instrument recorded at Book U-181, Page 107, aforesaid records.

11.
Rights of others and Utility Easement in Declaration of Easement between Bamoza, LLC and First National Bank of Spartanburg recorded in Deed Book C625, Page 772, aforesaid records.

12.
Restrictions contained in Deed recorded on August 30, 1976 in Book G110, at Page 13, aforesaid records, together with that certain DECLARATION OF TERMINATION OF RESTRICTIONS dated May 4, 2007, recorded May 9, 2007 in Book C625, at Page 791, in said Clerk's Office.

13.
"User Fees" for the year 2007 and subsequent years, a lien, but not yet due and payable.

14.
Memorandum of Lease by Proposed Insured as Landlord and First National Bank of the South as Tenant dated                        , 2007, recorded                        , 2007 in Deed Book                         , at Page             .

15.
Matters of survey and possible rights of others as shown on that certain ALTA/ACSM Survey prepared for                        , dated                        , 2007, prepared by Precision Land Surveying, Inc. (Richard Bruce Cook II, PLS No. 17219) for The Outland Group and International Land Services, Inc. as follows:

  AS TO FEE PARCEL:

    (a)
    building setback lines;

    (b)
    guy wire;

  [SUBJECT TO FURTHER CHANGES ONCE LEGIBLE SURVEY IS PROVIDED.]

16.
The Company insures the Insured as to the location of the boundary lines of the land, but does not insure the engineering calculations in computing the amount of acreage contained therein.

AS TO EASEMENT AREAS:

17.
Rights of others to the use of easement areas described in Schedule A.

18.
Terms and conditions of instruments which create the insured easements described in Schedule A.

PERMITTED ENCUMBRANCES/EXCEPTIONS TO TITLE
PELHAM ROAD (GREENVILLE COUNTY) PROPERTY

1.
Any rights, interests, or claims of parties in possession of the land not shown by the public records.

2.
Any rights, interests or claims affecting the land which a correct survey would disclose an which are not shown by the public records.

3.
Any lien for services, labor, or materials in connection with improvements, repairs or renovations provided before, on, or after Date of Policy, not shown by the public records.

4.
Any dispute as to the boundaries caused by a change in the location of any water body within or adjacent to the land prior to Date of Policy, and any adverse claim to all or part of the land that is, at Date of Policy, or was previously, under water.

5.
Taxes or special assessments not shown as liens in the public records or in the records of the local tax collecting authority, at Date of Policy.

6.
Taxes and assessments for the year 2007 and subsequent years, a lien, not yet due and payable.

7.
Declaration of Covenants, Conditions and Restrictions for East Park at Pelham IV recorded in Deed Book 1979 at Page 636, aforesaid records.

8.
Right of Way and Easement given by Woodvan, LLC to Commissioners of Public Works of the City of Greenville, South Carolina recorded in Deed Book 2015, page 975, aforesaid records.

9.
Right of Way and Easement given to Metropolitan Sewer Subdistrict recorded in Deed Book 1630, page 1465, aforesaid records.

10.
Right of Way and Easement given to Metropolitan Sewer Subdistrict recorded in Deed Book 1630, page 1467, aforesaid records.

11.
Right of Way and Easement given to Duke Power Company recorded in Deed Book 223, page 13, aforesaid records.

12.
Right of Way and Easement given to Duke Power Company recorded in Deed Book 792, page 97, aforesaid records.

13.
Agreement for Mutual Easements recorded in Deed Book 1977, page 257, aforesaid records.

14.
Matters of survey and possible rights of others as shown on that certain ALTA/ACSM Survey prepared for                        , dated                        , 2007, prepared by R. Scott Barrett, SCPLS Number 23203 of Barrett Surveying Group, Surveyors, for The Outland Group and International Land Services, Inc. including but not limited to the following:

(A)
5' utility eastment;

(B)
sign easement area;

(C)
building setback lines;

(D)
drainage easements;

(E)
detention pond;

(F)
sanitary sewer easement;

(G)
guy line and overhead power lines;

(H)
drainage manhole and storm drainage lines;

(I)
45' building lines and 25' building lines;

  (J)
  storm drainage line located on subject property and adjacent property;

  (K)
  clean out; and

  (L)
  signs located on the property but outside the sign easement area.
15.
Engineering calculations in computing the amount of acreage contained therein.

AS TO EASEMENT AREAS:

16.
Rights of others to the use of easement areas described in Schedule A.

17.
Terms and conditions of instruments which create the insured easements described in Schedule A.

EXHIBIT "D"
Surveys
See attached

EXHIBIT "E"
Bill of Sale for the Personal Property

[see attached]

QuickLinks

AGREEMENT TO SELL, PURCHASE AND LEASE